Exhibit 10.10


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

          This Settlement Agreement and Mutual Release ("Agreement") is made and entered this 28th day of December 2000 between and among Ronald D. Offutt, RDO Equipment Co. (RDO), its affiliates and subsidiaries (hereinafter collectively "RDO Parties"), John Deere Construction Equipment Company ("Deere"), its affiliates and subsidiaries (Hereinafter collectively "Deere Parties") and Nortrax, Inc., its affiliates and subsidiaries (hereinafter collectively "Nortrax Parties").

          WHEREAS, certain claims, disputes and controversies have arisen between and among the parties which have resulted in the filing of the arbitration action entitled John Deere Construction Equipment Company and affiliates, RDO Equipment Co. and affiliates, and Nortrax, L.L.C., AAA Case No. 51 180 0036000 in Chicago, Illinois (the "arbitration") and court actions entitled RDO Equipment Co., et al. V. Nortrax, L.L.C. et al., Case No. CT00-009838, filed in the District Court, Fourth Judicial District, County of Hennepin, State of Minnesota and RDO Construction Equipment Co., et al. V. Credit Suisse First Boston Corporation, et al. Case No. A3-00-146, filed in the United States District Court for the District of North Dakota (the arbitration and the court actions hereinafter collectively, the "Actions");

          WHEREAS, Offutt, the RDO Parties, the Deere Parties and the Nortrax Parties desire to resolve such claims, disputes and controversies, and avoid further costs of litigation;

          NOW, THEREFORE, in consideration of the parties' ongoing business relationship and the dismissal of the Actions described above, the parties hereby settle, release and agree as follows:

          1. Nothing contained in the Agreement shall be construed as any admission of liability by a party or any concession with respect to the merits or lack of merit of any claim or defense of any party.

          2. The RDO Parties for themselves and their officers, directors, agents, employees, attorneys, successors, heirs and assigns (collectively, the "RDO Releasors"), for good and valuable consideration, the receipt of which is hereby acknowledged, forever remise, release and discharge and covenant not to sue John Deere Construction Equipment Company, and its past, present and future parents, subsidiaries, divisions, affiliates, predecessors, shareholders, officers, directors, agents, employees, representatives, attorneys, heirs, successors and assigns (all of whom are collectively referred to as the "Deere Releases"), Nortrax, Inc. and its past, present and future parents, subsidiaries, division, affiliates, predecessors, shareholders, officers, directors, agents, employees, representatives, attorneys, heirs, successors and assigns and Nortrax II, Inc., and its past, present and future parents, subsidiaries, divisions, affiliates, predecessors, shareholders, officers, directors, agents, employees, representatives, attorneys, heirs, successors and assigns (all of whom are collectively referred to as the "Nortrax Releasees") of and from any and all claims, demands, causes and rights of action, suits, defenses, debts, rights, sums of money, accounts, bills, contracts, agreements, liabilities, damages, costs, expenses, attorneys' fees and any other liabilities or obligations, known or unknown, alleged or unalleged, now existing or hereafter arising out of or relating to or resulting from any actions, conduct, contracts, omissions or other matter of any kind or nature whatsoever, to and including the date of this Agreement in any forum, including state and federal court or arbitration or administrative agency, including but not limited to any claim that has been made, could have been made or may be made in the Actions, provided, however, that this Agreement shall not release or discharge the Deere Releasees from any obligations under other written agreements between any RDO Party and Deere Party with respect to sales or marketing programs and product support, finance, and/or dealer recognition programs provided to John Deere Construction Equipment dealers, and further provided that this Agreement shall not release or discharge the Nortrax Releasees from their obligations in any direct business dealings with the RDO Releasors that are unrelated to the allegations and matters that are the subject of the Actions.

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          3.   The Deere Parties for themselves and their officers, directors, agents, employees, attorneys, successors, heirs and assigns (collectively, the "Deere Releasors"), for good and valuable consideration, the receipt of which is hereby acknowledged, forever remise, release and discharge and covenant not to sue the RDO Parties, and their past, present and future parents, subsidiaries, divisions, affiliates, predecessors, shareholders, officers, directors, agents, employees, representatives, attorneys, heirs successors and assigns (all of whom are collectively referred to as the "RDO Releasees") of and from any and all claims, demands causes and rights of action, suits, defenses, debts, rights, sums of money, accounts, bills, contracts, agreements, liabilities, damages, costs, expenses, attorneys' fees, and any other liabilities or obligations, known or unknown, alleged or unalleged, now existing or hereafter arising out of or relating to or resulting from any actions, conduct, contracts, omissions or other matter of any kind or nature whatsoever, to and including the date of this Agreement in any forum, including state and federal court or arbitration or administrative agency, including but not limited to any claim relating in any way to any claim that has been made, could have been made or may be made in the Actions, provided, however, that this Agreement shall not release or discharge the RDO Releasees from any claim or obligation under any other written agreement between any Deere Party and RDO Party pertaining to indebtedness or obligations owed to the Deere Releasors by the RDO Releasees for products, services or financing, or pertaining to RDO Releasees' obligations under retail or wholesale financing or leasing arrangements, repurchase agreements, leases, government buy-back agreements, bonding agreements or insurance agreements.

          4. The Nortrax Parties for themselves and their officers, directors, agents, employees, attorneys, successors, heirs and assigns (collectively, the "Nortrax Releasors"), for good and valuable consideration, the receipt of which is hereby acknowledged, forever remise, release and discharge and covenant not to sue the RDO Releasees of and from any and all claims, demands, causes and rights of action, suits, defenses, debts, rights, sums of money, accounts, bills, contracts, agreements, liabilities, damages, costs, expenses, attorneys' fees, and any other liabilities or obligations, known or unknown, alleged or unalleged, now existing or hereafter arising out of or relating to or resulting from any actions, conduct, contracts, omissions or other matter of any kind or nature whatsoever, to and including the date of this Agreement in any forum, including state and federal court or arbitration or administrative agency, including but not limited to any claim relating in any way to any claim that has been made, could have been made or may be made in the Actions, provided, however, that this Agreement shall not release or discharge the RDO Releasees from their obligations in any direct business dealings with the Nortrax Releasors that are unrelated to the allegations and matters that are the subject of the Actions.

          5. The parties hereto acknowledge that some RDO parties and David Frambers are parties to certain written agreements. ("Frambers' Agreements"). The parties hereto expressly acknowledge and agree that the release language herein shall not release or discharge Mr. Frambers from any future obligations, but only actions in the past, under the Frambers' Agreements, and shall not release or discharge any RDO Party from any obligations under the Frambers' Agreements. Further, the RDO Releasors acknowledge and agree that, in addition to the release in paragraph 2 herein, the RDO Releasors release and discharge the Nortrax Releasees from any obligations, claims, or liabilities (including those set forth in the Frambers' Agreements) arising solely from the fact that any Nortrax Party continues to employ David Frambers. The RDO Releasors acknowledge and agree that the Nortrax Releasees (other than David Frambers) have no obligations to the RDO Parties under the Frambers' Agreements.

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          6.   The RDO Parties agree that the Deere Parties shall have the sole discretion to determine whether the RDO Parties or any other entity shall be appointed to any additional areas of responsibility, and

               a. that the RDO Parties shall have no claim and that they shall pursue no claim, in law or in equity, in arbitration or litigation, against the Deere Parties or the Nortrax Parties after the date of this Agreement arising from RDO's failure to be appointed by the Deere Parties to any additional area of responsibility;

               b. that the RDO Parties shall have no claim and that they shall pursue no claim, in law or in equity, in arbitration or litigation, against the Deere Parties, the Nortrax Parties or any other entity owning a Deere dealer in which Deere has an ownership interest ("Nortrax X") for any action or inaction by the Deere Parties, the Nortrax Parties, Nortrax X, or any Credit Suisse First Boston entity ("CSFB") on and after the date of this Agreement, concerning any acquisition or investment in any other Deere dealer occurring during the period that the Deere Parties have a direct or indirect equity investment in the Nortrax Parties or Nortrax X;

               c. that the RDO Parties shall have no claim and that they shall pursue no claim, in law or in equity, in arbitration or litigation, against the Nortrax Parties for any action or inaction by the Deere Parties, the Nortrax parties, Nortrax X, or CSFB on and after the date of this Agreement, concerning any acquisition or investment in any other Deere dealer occurring during the period that the Deere Parties or CSFB have a direct or indirect equity investment in the Nortrax Parties;

               d. that the RDO Parties agree that they shall have no claim and that they shall pursue no claim, in law or in equity, in arbitration or litigation, against CSFB for any action or inaction by the Deere Parties, the Nortrax Parties, Nortrax X, or CSFB on and after the date of this Agreement, concerning any acquisition or investment in any other Deere dealer occurring during the period that CSFB has a direct or indirect equity investment in the Nortrax Parties or Nortrax X.

          7. All claims pending in the Arbitration shall be withdrawn and the parties to the Arbitration shall notify the arbitration panel and the American Arbitration Association that the matter has been settled.

          8. All claims pending against the CSFB in Federal District Court, Fargo, North Dakota shall be dismissed with prejudice in a form satisfactory to CSFB.

          9. RDO Construction Equipment Co. ("RDOCEC") shall execute simultaneously herewith the new Dealership Agreement and Exhibit 7 as mutually agreed upon between RDOCEC and Deere for each of RDOCEC" three areas of responsibility.

          10. The RDO Parties shall execute the Release and Covenant Not to Sue, attached as Exhibit 1 hereto, simultaneously herewith, pertaining generally to the market potential limitation as mutually agreed upon between the RDO Parties and Deere.

          11. The RDO Parties shall effectuate the relief sought by John Deere Ag in the pending arbitration pertaining generally to an alleged "locations clause" violation in or around Salinas, California within 120 days hereof or sign a confession of judgment in that arbitration satisfactory to John Deere Ag.

          12. Ronald D. Offutt shall issue a press release pertaining to certain personnel matters within RDO as required by Deere.

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          13.  Deleted

          14. Each party, at its own expense, shall return, delete, or destroy all documents, copies of documents, and summaries and indices thereof (including electronic) produced in discovery in this matter within 10 business days of a request from the other party specifying whether and which documents are to be returned, deleted, and/or destroyed.

          15. Any dispute between the Deere Parties and the RDO Parties arising under this Agreement and/or side letter agreement shall be resolved pursuant to the terms of Exhibit Five (5) of the three Dealership Agreements executed by RDOCEC simultaneously with this Agreement.

          16. The parties represent that all necessary corporate action has been taken to authorize each of them to execute this Agreement and has consulted with legal counsel before executing this Agreement and the other agreements executed simultaneously herewith.

          17. The substantive law of the State of Illinois shall govern this Agreement without regard to conflict of law rules.

          18. Each party further represents and warrants that it has neither relied upon nor been induced by any representation, statement, or disclosure of the other party, but has relied upon its own knowledge and judgment in entering into the Agreement.

          19. This Agreement cannot be modified, nor any party's rights hereunder waived, except in writing, and no waiver of any provision hereof shall preclude enforcement of any other provision hereof, or subsequent enforcement of the provision waived. This Agreement cannot be assigned without the prior written consent of the parties, which consent may be withheld with or without cause

          IN WITNESS THEREOF, the parties have executed this Agreement on the first day written above.

RDO EQUIPMENT CO.                      JOHN DEERE CONSTRUCTION EQUIPMENT COMPANY

By       /s/ Ronald D. Offutt          By       /s/ Dominic Ruccolo
    -----------------------------          --------------------------------
Its      CEO                           Its      Manager, Finance Operations
    -----------------------------          --------------------------------


RDO CONSTRUCTION EQUIPMENT CO.         NORTRAX, INC.

By       /s/ Ronald D. Offutt          By       John Gelp
    -----------------------------          --------------------------------
Its      CEO                           Its      VP/CFO
    -----------------------------          --------------------------------

RONALD D. OFFUTT, AN INDIVIDUAL

         /s/ Ronald D. Offutt
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